INVESCO MODERATE ALLOCATION FUND                                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        12

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               31,770

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                7,990
          Class C               10,118
          Class R                2,049
          Class S                3,066
          Class Y                  107
          Institutional Class      109

74V.    1 Net asset value per share (to nearest cent)
          Class A               $9.42

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $9.35
          Class C               $9.35
          Class R               $9.40
          Class S               $9.42
          Class Y               $9.43
          Institutional Class   $9.46